EX-34.1
(logo)PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
214 North Tryon Street
Suite 3600
Charlotte, NC 28202
Phone (704) 344 4326
Fax (813) 207 3972
www.pwc.com


Report of Independent Registered Public Accounting Firm

To the Board of Directors of Bank of America, National Association:

We have examined Bank of America, National Association and its affiliates HomeFocus Tax Services LLC ("HomeFocus Tax") and Newport Management Corporation ("Newport Management"), and such companies collectively (the "Company's") compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for the domestic asset backed securities transactions for which the Company acted as servicer involving residential mortgage loans, other than government sponsored entities, or transactions that do not have scheduled interest and/or scheduled principal remittance schedules as outlined in their respective transaction agreements, with the exception of certain non-registered transactions (the "Platform") described in the accompanying Management Assertion of Compliance with Applicable Servicing Criteria, as of and for the period January 1, 2009 to November 13, 2009, excluding criterion 1122(d)(1)(iii), which the Company has determined is not applicable to the servicing activities performed by it with respect to the Platform. As described in Schedule A to management's assertion, for servicing criteria 1122 (d)(2)(ii), 1122 (d)(4)(iv), 1122 (d)(4)(xi), 1122 (d)(4)(xii) and
1122 (d)(4)(xiii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered "servicers" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's determination of its eligibility to use Interpretation 17.06. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company

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during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

We have been informed that, under the Company's interpretation of 1122(d)(4)(vii), in absence of specific investor/insurer timeframe standards, the Company generally services loans in accordance with Fannie Mae guidelines which are generally considered the accepted industry standard. In those cases where loss mitigation or recovery actions were not initiated, conducted and concluded within the specific timeframes set forth in the Fannie Mae guidelines or transaction agreements that contain them, the Company does not consider foreclosure initiation delays to be instances of non-compliance when the Company has made contact with the obligor and is actively engaged in negotiations regarding a loan modification or other loss mitigation alternative, and the Company does not consider delays in the timeframe to conduct and conclude foreclosures to be instances of non-compliance when the foreclosure process is interrupted or impeded by a bankruptcy filing, automatic stay, court delay, delay in service of process, skip trace, probate, foreclosure moratorium, natural or man-made disaster, legal proceeding or government seizure.

Our examination disclosed the following material noncompliance with the servicing criteria set forth in Item 1122(d)(4)(vi) and 1122(d)(4)(vii) of Regulation AB applicable to the Company during the period ended November 13, 2009. For criterion 1122(d)(4)(vi), in certain instances, loan modifications were not made, reviewed and/or approved in accordance with provisions of the transaction agreements. For criterion 1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied with the aforementioned applicable servicing criteria as of and for the period ended November 13, 2009 for the Platform, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 26, 2010




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(logo)PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
350 S. Grand Ave.
Los Angeles CA 90071
Telephone (213) 356 6000
Facsimile (813) 637 4444
www.pwc.com


Report of Independent Registered Public Accounting Firm

To the Board of Directors of Bank of America Home Loan Servicing L.P.:

We have examined BAC Home Loans Servicing, LP ("BAC Servicing LP") and its affiliates Bank of America, National Association ("BANA"), Countrywide Home Loans, Inc. ("CHL"), BAC Tax Services Corporation ("BAC Tax Services") and Newport Management Corporation ("Newport Management," and such companies collectively, the ("Company") compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for publicly issued (i.e. registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, (including prime, alternative loan products, sub-prime, HELOC and closed seconds), issued on or after January 1, 2006 for which the Company provides applicable services (the "Platform") described in the accompanying Assessment of Compliance with SEC Regulation AB Servicing Criteria, as of and for the period November 14, 2009 to December 31, 2009, excluding criterion 1122(d)(1)(iii), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. In addition, the Platform includes (i) the domestic transactions established prior to the November 13, 2009 involving Residential Mortgage Loans for which BANA and Newport Management provide the services covered by the applicable servicing criteria (the "Applicable Services") and that provide for scheduled interest and/or scheduled principal remittances in their respective transaction agreements, and (ii) any transactions involving Residential Mortgage Loans for which the Company provides Applicable Services that are not publicly issued residential mortgage-backed securities but specifically require the Company to deliver an annual platform-level assessment of compliance in respect of the Applicable Servicing Criteria. The Platform excluded any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

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We have been informed that, under the Company's interpretation of
1122(d)(4)(vii), in absence of specific investor/insurer timeframe standards, the Company services loans in accordance with Fannie Mae guidelines which is considered the accepted industry standard. In those cases where loss mitigation or recovery actions were not initiated, conducted and concluded within the specific timeframes set forth in the Fannie Mae guidelines or transactions agreements that contain specific timeframes, the Company does not consider foreclosure initiation delays to be instances of noncompliance when the Company has made contact with the obligor and is actively engaged in negotiations regarding a loan modification or other loss mitigation alternative, and the Company does not consider delays in the timeframe to conduct and conclude foreclosures to be instances of noncompliance when the foreclosure process is interrupted or impeded by a bankruptcy filing, automatic stay, court delay, delay in service of process, skip trace, probate, foreclosure moratorium, natural or man-made disaster, legal proceeding or government seizure.

For criterion 1122(d)(4)(x)(B), the Company generally pays interest on borrower funds held in escrow; however, even though some state laws require such payments of interest, the Company represents that Federal pre-emption rules for nationally chartered banks under 12 CFR Section 34.4 would be available to it if conditions arose that necessitated invoking pre-emption and such Federal pre-emption alone represents compliance for loans for which the Company pays interest and for those for which the Company may decide not to pay interest on borrower funds held in escrow.

Our examination disclosed the following material noncompliance with the servicing criteria set forth in Item 1122(d)(4)(vi) of Regulation AB applicable to the Company during the period November 14, 2009 to December 31, 2009. For criterion 1122(d)(4)(vi), loan modifications were not made, reviewed, and/or approved in accordance with the provisions of the transaction agreements.

In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied with the aforementioned applicable servicing criteria as of and for the period November 14, 2009 to December 31, 2009 for the Platform, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 26, 2010